Exhibit 24

POWER OF ATTORNEY

I, Scott E. Telez, an Officer of

Praxair, Inc. (the "Corporation"), hereby

authorize and designate each of James T.

Breedlove, Mark D. Nielsen, Robert A. Bassett or

Anthony M. Pepper my agent and attorney in fact,

with full power of substitution, to:

(1)  prepare and sign on my behalf any Form 3,

Form 4 or Form 5 under Section 16 of the

Securities Exchange Act of 1934 and any

amendments thereto, and file the same with

the Securities and Exchange Commission

and the New York Stock Exchange;

(2)  prepare and sign on my behalf

any Form 144 Notice under the Securities

Act of 1933 and any amendments thereto

and file the same with the Securities and

Exchange Commission; and

(3) do anything else necessary or

proper in connection with the forgoing

This power of attorney shall remain in effect

as long as I am subject to Section 16 with

respect to the Corporation, and shall

not be affected by my subsequent disability or

incompetence.

/s/ Scott E. Telesz

Scott E. Telesz

Dated: April 16, 2010